Exhibit 99.1

FOR RELEASE

Unitil to Purchase Bangor Natural Gas Company

from Hope Utilities, Inc.

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HAMPTON, NH, July 9, 2024: Unitil Corporation (NYSE: UTL) (unitil.com) today announced that Unitil has agreed to purchase Bangor Natural Gas Company (“Bangor”) from PHC Utilities, Inc., a subsidiary of Hope Utilities, Inc., for $70.9 million on a debt-free basis, subject to customary adjustments for closing working capital and transaction expenses. Bangor’s enterprise value represents a multiple of approximately 1.2 times its rate base (based on its estimated rate base as of December 31, 2023). Upon the closing of the transaction, which is expected to occur by the end of the first quarter of 2025, Bangor will become a wholly owned subsidiary of Unitil. The transaction is subject to approval by the Maine Public Utilities Commission as well as other conditions to closing.

“Bangor Natural Gas Company is a great complement to our current natural gas distribution operations in Maine,” said Thomas P. Meissner, Jr., Unitil’s Chairman and Chief Executive Officer. “Bangor brings a strong management team that is committed to providing safe, clean, reliable, and affordable energy to customers. We share their dedication to serving communities in Maine by providing responsive, high-quality service through locally-managed operations.”

Bangor Natural Gas Company, which commenced operations in 1998, is a natural gas distribution company serving approximately 8,500 customers. Bangor owns and operates approximately 351 miles of distribution pipelines and nine miles of transmission pipelines.

Unitil plans to finance this transaction with a balanced mix of equity and debt to maintain its strong balance sheet, and has obtained committed debt financing from Scotiabank to fund the purchase price.

6 Liberty Lane West

Hampton, NH 03842

T 603.772.0775

www.unitil.com

Unitil is being advised in this transaction by Scotiabank and by the law firm of Dentons.

About Unitil Corporation

Unitil Corporation provides energy for life by safely and reliably delivering electricity and natural gas in New England. We are committed to the communities we serve and to developing people, business practices, and technologies that lead to the delivery of dependable, more efficient energy. Unitil Corporation is a public utility holding company with operations in Maine, New Hampshire and Massachusetts. Together, Unitil’s operating utilities serve approximately 108,500 electric customers and 88,400 natural gas customers. For more information about our people, technologies, and community involvement please visit unitil.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements, other than statements of historical fact, included in this press release are forward-looking statements. Forward-looking statements include declarations regarding Unitil’s beliefs and current expectations. These forward-looking statements are subject to the inherent risks and uncertainties in predicting future results and conditions that could cause the actual results to differ materially from those projected in these forward-looking statements. Some, but not all, of the risks and uncertainties include the following: the ability of the parties to consummate the proposed purchase of Bangor in a timely manner or at all; the satisfaction of conditions precedent to consummation of the acquisition, including the ability to secure regulatory approvals; Unitil’s ability to successfully complete its anticipated debt financing arrangements; Unitil’s ability to successfully integrate Bangor; Unitil’s ability to retain Bangor’s management team and other

6 Liberty Lane West

Hampton, NH 03842

T 603.772.0775

www.unitil.com

employees; Unitil’s and Bangor’s regulatory environment (including regulations relating to climate change, greenhouse gas emissions and other environmental matters); fluctuations in the supply of, the demand for, and the prices of, energy commodities and transmission and transportation capacity and Unitil’s and Bangor’s ability to recover energy commodity costs in its rates; customers’ preferred energy sources; severe storms and Unitil’s and Bangor’s ability to recover storm costs in its rates; general economic conditions; variations in weather; long-term global climate change; unforeseen or changing circumstances, which could adversely affect the reduction of company-wide direct greenhouse gas emissions; Unitil’s and Bangor’s ability to retain its existing customers and attract new customers; increased competition; and other risks detailed in Unitil’s filings with the Securities and Exchange Commission. These forward looking statements speak only as of the date they are made. Unitil undertakes no obligation, and does not intend, to update these forward-looking statements except as required by law.

For more information please contact:

Christopher Goulding – Investor Relations

Phone: 603-773-6466

Email: gouldingc@unitil.com

Alec O’Meara – External Affairs

Phone: 603-773-6404

Email: omeara@unitil.com

6 Liberty Lane West

Hampton, NH 03842

T 603.772.0775

www.unitil.com